UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
May 22, 2006

Date of Report (Date of earliest event reported)
PepsiCo, Inc.
(Exact name of registrant as specified in its charter)
North Carolina

(State or other jurisdiction of incorporation)

1-1183	13-1584302
(Commission File Number)	(IRS Employer Identification No.)
700 Anderson Hill Road, Purchase, New York 10577

(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (914) 253-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐     Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On May 22, 2006, PepsiCo, Inc. (the “Company”) entered into a new five year revolving credit agreement (the “Credit Agreement”) among: the Company, as borrower; the banks, financial institutions and other institutional lenders who may serve as lenders thereunder (collectively, the “Lenders”); and Citibank, N.A., as administrative agent.
The Credit Agreement establishes an unsecured revolving credit facility under which the Company may borrow up to $1.5 billion. The Company may also, upon the agreement of either the then existing Lenders or of additional banks not currently party to the Credit Agreement, increase the commitments under the Credit Agreement up to $2.0 billion. Subject to certain conditions stated in the Credit Agreement, the Company may borrow, prepay and reborrow amounts under the Credit Agreement at any time during the term of the Credit Agreement. Funds borrowed may be used for general corporate purposes, including supporting outstanding commercial paper issuances of the Company and its subsidiaries. The Credit Agreement terminates on May 22, 2011. Interest rates on borrowings under the Credit Agreement will be based on prevailing interest rates, as further described in the Credit Agreement. The Credit Agreement contains customary representations and warranties and events of default.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.
At this time, the Company has not borrowed any funds under the Credit Agreement. The Credit Agreement replaces the Company’s previous $2.1 billion of credit facilities (the “Prior Credit Facilities”). There were no outstanding borrowings under the Prior Credit Facilities at the time of their termination.
In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

10.1	U.S. $1,500,000,000 Five Year Credt Agreement dated as of May 22, 2006 among PepsiCo, Inc., as Borrower, the Lenders named therein, and Citibank, N.A., as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2006		PepsiCo, Inc.

	By:	/s/ Robert E. Cox
Robert E. Cox
Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	U.S. $1,500,000,000 Five Year Credt Agreement dated as of May 22, 2006 among PepsiCo, Inc., as Borrower, the Lenders named therein, and Citibank, N.A., as Administrative Agent.